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                             UNDERWRITING AGREEMENT


     This agreement made this 23rd day of February, 1980, between FBL MONEY MARKET FUND, INC., a Maryland corporation (herein after called the "Fund"), and PFS MANAGEMENT SERVICES, INC., a Delaware corporation (hereinafter called the "Underwriter");

                                   WITNESSETH:
     In consideration of the mutual covenants hereinafter contained, it is agreed as follows:

     1. The Fund hereby appoints the Underwriter its exclusive agent for the distribution of common stock of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may (1) issue shares of its common stock in connection with the acquisition of assets or shares or securities of another corporation or entity or in connection with a merger or consolidation with any other corporation as and to the extent permitted by its Articles of Incorporation and any applicable laws; (2) issue or sell shares directly to the shareholders of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; or (3) issue or sell shares at net asset value to the shareholders of any other investment company, for which the Underwriter shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund.

     2. The Underwriter hereby accepts appointment as exclusive agent for the distribution of the common stock of the Fund and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the common stock of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and state laws and regulations and to the Articles of Incorporation and By-Laws of the Fund and in accordance with the current prospectus of the Fund.

     3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares of its common stock as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

     4. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares of its common stock whenever, in its sole discretion, it deems such action to be desirable.

     5. The Underwriter shall sell shares of common stock of the Fund to or through qualified dealers or others in such manner, not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the Securities Act (and related prospectus), as the Underwriter may determine from time to time, provided that no dealer or other person shall be appointed or authorized to act as agent of the Fund without the prior written consent of the Fund and that the

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form of each agreement between the Underwriter and any such dealer, or other person shall have been approved by the Fund.

     6. All shares of common stock of the Fund offered for sale or sold at a price per share determined in accordance with the then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Fund shall be the net asset value per share plus a distribution charge of not more than 8 1/2% of the public offering price. The net asset value per share shall be computed in accordance with the Articles of Incorporation of the Fund and shall be determined in the manner and at the times set forth in the then current prospectus of the Fund related to such shares.

     7. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares. The excess, if any, of the sales price over the net asset value of the shares of the common stock of the Fund sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. Out of such commission the Underwriter may allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.

     8. The Underwriter shall issue and deliver on behalf of the Fund such confirmations of sales made by it as agent pursuant to this agreement as may be required. At or prior to the time of delivery by the Fund to or on the order of the Underwriter of certificates for any shares of common stock of the Fund, the Underwriter will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as the Underwriter may specify.

     9. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares of common stock for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to qualify to do business in any jurisdiction or to comply with any requirement which in its opinion is unduly burdensome). The Underwriter, at its own expense will effect all qualifications as dealer or broker or otherwise under all applicable state or Federal laws required in order that the shares may be sold in as broad a territory as practicable.

     10. The Fund will furnish to the Underwriter from time to time such information with respect to the Fund and its shares as the Underwriter may reasonably request for use in connection with the sale of shares of the Fund. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by its dealers or others in connection with the sale of such shares any statements, other than those contained in the Fund's current prospectus, except such supplemental literature or advertising as shall be lawful under Federal and state securities laws and regulations, and that it will furnish the fund with copies of all such material.

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     11.       The Underwriter shall order shares of common stock of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. The Underwriter will not make, or authorize any dealers or others to make any short sales of shares of the Fund.

     12. The Underwriter, as agent of and for the account of the Fund, may repurchase the common stock of the Fund at such prices and upon such terms and conditions as shall be specified in the current prospectus of the Fund.

     13. In selling or reacquiring shares of common stock of the Fund for the account of the Fund, the Underwriter will in all respects conform to the requirements of all state and Federal laws and the Rules of Fair Practice of the National Association of Securities Dealers relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the Articles of Incorporation and By-Laws of the Fund and the current prospectus of the Fund and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, notice of which shall have been given by the Fund to the Underwriter which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

     14. The Underwriter will require each dealer to conform to the provisions hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Fund's shares, and neither the Underwriter nor any such dealer shall withhold the placing of purchase orders so as to make a profit thereby.

     15. The Fund will pay or cause to be paid expenses of any registration and qualification of shares of its common stock for sale under the Federal securities laws and the securities laws of any state or other jurisdiction in which the Underwriter may wish to arrange for the sale of the same, the expenses of other reports and acts required by law, in connection with such registration and qualification, and the expenses incident to the issuance of shares of common stock, such as the cost of stock certificates, issue taxes, and fees of the transfer agent. The Underwriter will pay all expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all
(1) expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, printing and distribution of any report or other communication to stockholders in their capacity as such), and (2) expenses of advertising in connection with such offering. No transfer taxes, if any, which may be payable in connection with the issue or delivery of shares sold as herein contemplated or of the certificates for such shares shall be borne by the Fund, and the Underwriter will indemnify and hold harmless the Fund against liability for all such transfer taxes.

     16. This agreement shall become effective on the date hereof and shall continue until the close of business on

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November 15, 1981 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in a manner consistent with the Investment Company Act of 1940. Either party hereto may terminate this agreement on any date by giving the other party at least six months' prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such event the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

     17. This agreement shall automatically teminate in the event of its assignment within the meaning of such term under the Investment Company Act of 1940.

     18. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

     IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this agreement to be executed on its behalf by an officer thereunto duly authorized and its corporate seal to be affixed on the day and year first above written.


                                        FBL MONEY MARKET FUND, INC.


                                        By:
                                           -------------------------------------
                                             Its  Vice President


ATTEST:


By:
   -------------------------------
     Its Assistant Secretary



                                        PFS MANAGEMENT SERVICES, INC.


                                        BY:
                                           -------------------------------------
                                             Its President


ATTEST:


By:
   ---------------------------
     Its Assistant Secretary